Exhibit 99.1

HD Supply Holdings, Inc.

Unaudited Pro Forma Financial Statements

Overview

On July 15, 2015, HD Supply, Inc., (“HDS”), an indirect wholly-owned subsidiary of HD Supply Holdings, Inc. (“Holdings”) entered into a Purchase Agreement (the “Purchase Agreement”) with HD Supply Holdings, LLC, a Florida limited liability company (“HDS LLC”), HD Supply GP & Management, Inc., a Delaware corporation (“HDS GP”), HD Supply Power Solutions Group, Inc., a Delaware corporation (“HDS PS Group”), Brafasco Holdings II, Inc., a Delaware corporation (“Brafasco”, and collectively with the HDS, HDS LLC, HDS GP and HDS PS Group, the “Sellers”) and Anixter Inc., a Delaware corporation (the “Buyer”).

Pursuant to the Purchase Agreement, the Sellers and certain affiliates of the Sellers will sell to the Buyer, and Buyer will purchase from the Sellers, (a) all of the issued and outstanding equity interests of: (i) HD Supply Power Solutions, Ltd., a Florida limited partnership (“HDS PS”), (ii) HDS Power Solutions, Inc., a Michigan corporation (“HDS Power Solutions”), and (iii) Pro Canadian Holdings I, ULC, a Nova Scotia unlimited liability company (“Pro Canadian”, and collectively with HDS PS and HDS Power solutions, the “Purchased Companies”), and (b) certain specified assets of the Sellers and certain affiliates of the Sellers (the “Transactions”).

The purchase price for the Transactions will be $825 million in cash, which may be adjusted for certain working capital calculations.

The Transactions are currently expected to close during the third quarter of 2015, subject to the satisfaction of customary closing conditions, including among others, regulatory approvals in the United States and Canada and the continuing accuracy of representations and warranties.

Basis of Presentation

The unaudited pro forma consolidated statements of operations for the fiscal years ended February 1, 2015, February 2, 2014, and February 3, 2013 give effect to the Transactions and have been derived from the audited consolidated financial statements and notes thereto included in Holdings’ Form 10-K for the fiscal year ended February 1, 2015 that has been filed with the U.S. Securities and Exchange Commission (“SEC”). The unaudited pro forma consolidated statement of operations for the three months ended May 3, 2015 and the unaudited pro forma consolidated statement of financial position as of May 3, 2015 give effect to the Transactions and have been derived from the unaudited consolidated financial statements and notes thereto included in Holdings’ Form 10-Q for the three months ended May 3, 2015 that has been filed with the SEC. The unaudited pro forma consolidated financial statements are based upon available information and assumptions that Holdings believes are reasonable.

The unaudited pro forma consolidated financial statements are provided for informational purposes only and do not purport to project the future financial position or operating results of Holdings, together with its direct and indirect subsidiaries, including HDS. In accordance with pro forma rules, the pro forma unaudited consolidated statements of operations have been prepared as if the Transactions occurred on the first day of each period presented, except for the pro forma unaudited consolidated statement of operations for the three months ended May 3, 2015 which has been prepared as if the Transaction occurred on the first day of the prior fiscal year, and the pro forma unaudited consolidated statement of financial position has been prepared as if the Transactions occurred on May 3, 2015. The unaudited pro forma consolidated financial statements, including the notes thereto, should be read in conjunction with Holdings’ audited consolidated financial statements and notes thereto included in its Form 10-K for the fiscal year ended February 1, 2015 and Holdings’ unaudited consolidated financial statements and notes thereto included in its Form 10-Q for the three months ended May 3, 2015 that have been filed with the SEC.

The unaudited pro forma consolidated financial statements give effect to the following:

•                  the elimination of the Power Solutions segment;

•                  the use of $825 million sale proceeds to (i) pay an estimated $25 million of transaction costs and (ii) pay an $800 million prepayment on HDS’s term loan facility under its senior secured credit facility.

HDS has not yet definitively determined how it will use the net proceeds from the Transactions and continues to evaluate additional debt repayment options in regards to the use of the net proceeds therefrom.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATION

Amounts in millions, except share and per share data

	Three Months ended May 3, 2015
	As Reported	Adjustments*	Proforma

Net Sales	$2,221	$(499)	$1,722
Cost of sales	1,572	(424)	1,148
Gross Profit	649	(75)	574
Operating expenses:
Selling, general and administrative	447	(56)	391
Depreciation and amortization	35	(7)	28
Restructuring	—	—	—
Total operating expenses	482	(63)	419
Operating Income	167	(12)	155
Interest expense	106	(10)	96
Other (income) expense, net	—	—	—
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	61	(2)	59
Provision (benefit) for income taxes	(181)	(2)	(183)
Income (Loss) from Continuing Operations	242	—	242

Weighted average shares outstanding (thousands):
Basic	195,347		195,347
Diluted	200,716		200,716
Income (loss) from continuing operations per share:
Basic	$1.24		$1.24
Diluted	$1.21		$1.21

*Adjustments reflect:

(1) Elimination of the historical revenue and expenses of Power Solutions, as if the sale had occurred at the beginning of the prior fiscal year.

(2) Reduction in interest expense to reflect the paydown of the term loan with net proceeds of the sale at the beginning of each of the periods presented; interest expense reduction includes cash interest and reduction in amortization of related debt discount and deferred financing costs.  The Company has not yet definitively determined how it will use the net proceeds and continues to evaluate additional debt repayment options in regards to the use thereof.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATION

Amounts in millions, except share and per share data

	Year ended February 1, 2015
	As Reported	Adjustments*	Proforma

Net Sales	$8,882	$(1,912)	$6,970
Cost of sales	6,324	(1,618)	4,706
Gross Profit	2,558	(294)	2,264
Operating expenses:
Selling, general and administrative	1,726	(216)	1,510
Depreciation and amortization	207	(26)	181
Restructuring	7	(1)	6
Total operating expenses	1,940	(243)	1,697
Operating Income	618	(51)	567
Interest expense	461	(41)	420
Loss on extinguishment & modification of debt	108	—	108
Other (income) expense, net	(3)	—	(3)
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	52	(10)	42
Provision (benefit) for income taxes	56	(14)	42
Income (Loss) from Continuing Operations	(4)	4	—

Weighted average shares outstanding (thousands):
Basic and Diluted	193,962		193,962
Income (loss) from continuing operations per share:
Basic and Diluted	$(0.02)		$—

*Adjustments reflect:

(1) Elimination of the historical revenue and expenses of Power Solutions, as if the sale had occurred at the beginning of the period presented.

(2) Reduction in interest expense to reflect the paydown of the term loan with net proceeds of the sale at the beginning of each of the periods presented; interest expense reduction includes cash interest and reduction in amortization of related debt discount and deferred financing costs.  The Company has not yet definitively determined how it will use the net proceeds and continues to evaluate additional debt repayment options in regards to the use thereof.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATION

Amounts in millions, except share and per share data

	Year ended February 2, 2014
	As Reported	Adjustments*	Proforma

Net Sales	$8,228	$(1,841)	$6,387
Cost of sales	5,870	(1,563)	4,307
Gross Profit	2,358	(278)	2,080
Operating expenses:
Selling, general and administrative	1,649	(206)	1,443
Depreciation and amortization	228	(24)	204
Restructuring	9	(3)	6
Total operating expenses	1,886	(233)	1,653
Operating Income	472	(45)	427
Interest expense	528	—	528
Loss on extinguishment & modification of debt	87	—	87
Other (income) expense, net	20	—	20
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	(163)	(45)	(208)
Provision (benefit) for income taxes	58	(14)	44
Income (Loss) from Continuing Operations	(221)	(31)	(252)

Weighted average shares outstanding (thousands):
Basic and Diluted	166,905		166,905
Income (loss) from continuing operations per share:
Basic and Diluted	$(1.32)		$(1.51)

*Adjustments reflect:

(1) Elimination of the historical revenue and expenses of Power Solutions, as if the sale had occurred at the beginning of the period presented.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATION

Amounts in millions, except share and per share data

	Year ended February 3, 2013
	As Reported	Adjustments*	Proforma

Net Sales	$7,647	$(1,786)	$5,861
Cost of sales	5,495	(1,515)	3,980
Gross Profit	2,152	(271)	1,881
Operating expenses:
Selling, general and administrative	1,551	(199)	1,352
Depreciation and amortization	306	(25)	281
Restructuring	—	—	—
Total operating expenses	1,857	(224)	1,633
Operating Income	295	(47)	248
Interest expense	658	—	658
Loss on extinguishment & modification of debt	709	—	709
Other (income) expense, net	—	—	—
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	(1,072)	(47)	(1,119)
Provision (benefit) for income taxes	39	(13)	26
Income (Loss) from Continuing Operations	(1,111)	(34)	(1,145)

Weighted average shares outstanding (thousands):
Basic and Diluted	130,561		130,561
Income (loss) from continuing operations per share:
Basic and Diluted	$(8.51)		$(8.77)

*Adjustments reflect:

(1) Elimination of the historical revenue and expenses of Power Solutions, as if the sale had occurred at the beginning of the period presented.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

Amounts in millions

	As of May 3, 2015
	As Reported	Adjustments *	Proforma
Assets
Current assets:
Cash and cash equivalents	$155	$—	$155
Receivables	1,166	(215)	951
Inventories	1,183	(330)	853
Deferred tax asset	11	(0)	11
Other current assets	60	(4)	56
Total current assets	2,575	(549)	2,026
Property and equipment, net	369	(33)	336
Goodwill	3,071	(202)	2,869
Intangible assets, net	192	(50)	142
Other assets	114	(5)	109
Total assets	$6,321	$(839)	$5,482

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$887	$(227)	$660
Accrued compensation and benefits	87	(8)	79
Current installments of long—term debt	—	—	—
Other current liabilities	201	(23)	178
Total current liabilities	1,175	(258)	917

Long term debt, excluding current installments	5,361	(800)	4,561
Deferred tax liabilities	173	—	173
Other liabilities	110	(3)	107
Total liabilities	6,819	(1,061)	5,758

Stockholders’ equity (deficit):
Common stock	2	—	2
Paid—in capital	3,842	—	3,842
Accumulated deficit	(4,315)	212	(4,103)
Accumulated other comprehensive loss	(23)	10	(13)
Treasury stock	(4)	—	(4)
Total stockholders’ equity (deficit)	(498)	222	(276)
Total liabilities and stockholders’ equity (deficit)	$6,321	$(839)	$5,482

*Adjustments reflect:

(1) Elimination of the assets & liabilities of Power Solutions and record the gain on sale, as if the sale occurred on May 3, 2015.

(2) Reduction of term loan with the net proceeds of the sale.  The Company has not yet definitively determined how it will use the net proceeds and continues to evaluate its options in regards to the use thereof, including, without limitation, repayment of indebtedness other than the term loan facility.